Exhibit 99.2

China Green Materials Technologies, Inc. to Present at the Rodman & Renshaw Annual Global Investment Conference on September 14 at 8:45am ET

    HARBIN, China, Sept. 7 /PRNewswire-Asia-FirstCall/ -- China Green Material Technologies, Inc. (OTC Bulletin Board: CAGM; "the Company"), a Chinese leader in developing and manufacturing starch-based biodegradable containers, tableware and packaging products, today announced that it will present at the Rodman & Renshaw Annual Global Investment Conference, to be held September 12-15, 2010, at the New York Palace Hotel in New York City.
    Low Yan Seong, Chief Financial Officer, will present on behalf of the company on Tuesday, September 14, 2010, at 8:45am ET. The Company management will also participate in one-on-one meetings with analysts and investors. The presentation will be webcast live and a replay will be archived on the company's investor relations web site at http://www.sinogreenmaterial.com .

    About China Green Material Technologies, Inc.
    China Green Material Technologies, Inc. (OTCBB: CAGM) is a China-based manufacturer of starch-based biodegradable containers, tableware and packaging products. Headquartered in Harbin city of China, the Company currently has 153 employees. The Company has developed proprietary biodegradable food packaging materials technologies.

    This press release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believe, expect, anticipate, optimistic, intend, will" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risks and other factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

    For more information, please contact:

    In China:
     Feng Peng
     HC International, Inc.
     Tel:   +86-138-12271616
     Email: feng.peng@hcinternational.net

    HC International, Inc.
     Ted Haberfield, Executive VP
     Tel:   +1-760-755-2716
     Email: thaberfield@hcinternational.net

SOURCE  China Green Material Technologies, Inc.